UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 17, 2015

MedAssets, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33881	51-0391128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Point Center E, Suite 200, Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 678-323-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e)

Promotion of Mr. Charles O. Garner to Chief Strategy and Transformation Officer

On March 17, 2015, MedAssets, Inc. (the “Company”) issued a press release announcing that Mr. Charles O. Garner, the Company’s Executive Vice President and Chief Financial Officer, has been promoted to a newly created leadership position of Executive Vice President and Chief Strategy and Transformation Officer, effective immediately. Mr. Garner will continue to report directly to Mr. R. Halsey Wise, the Company’s Chairman and Chief Executive Officer and lead the Company’s growth strategy, operational improvement, and organizational alignment efforts as part of its long-term value creation plan. Further biographical and other information about Mr. Garner is contained in the Company’s proxy statement for its 2014 Annual Meeting of Stockholders, which was filed with the U.S. Securities and Exchange Commission on April 30, 2014 and incorporated herein by reference.

In connection with Mr. Garner’s promotion, the Company entered into an amended and restated employment agreement (the “Garner Agreement”) with Mr. Garner. The Garner Agreement contains an initial two-year term commencing on March 17, 2015 with an automatic one-year extension each year thereafter unless either party provides written notice to the other of its intention not to renew the Garner Agreement at least 180 days prior to the expiration of the then-current term. The Garner Agreement provides that Mr. Garner will receive a base salary of not less than $435,000 per year, subject to increase based on the annual review of the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company. Mr. Garner will be eligible to receive an annual incentive bonus award, with target payment equal to 75% of base salary, with the actual annual bonus payable based on achievement of Company and individual performance objectives, as determined by the Compensation Committee. Mr. Garner will also be eligible to receive annual equity incentive grants under the Company’s equity plans and, for the 2015 fiscal year, will receive an equity award with an aggregate value of $850,000.

Pursuant to the Garner Agreement, if Mr. Garner terminates his employment with the Company for “good reason” (as defined in the Garner Agreement), or if his employment is terminated by the Company without “cause” (as defined in the Garner Agreement), subject to his execution and non-revocation of a release of claims and his compliance with applicable restrictive covenants, he will be entitled to receive severance benefits, including: (i) a lump sum pro-rata annual bonus payment in respect of the year of his termination, determined based on actual performance (unless such termination occurs during the 24-month period following the consummation of a change in control (the “Protected Period”), in which case the pro-rata annual bonus payment shall be determined assuming target level of performance was achieved); (ii) an amount equal to the sum of one times Mr. Garner’s base salary plus target annual bonus, paid in substantially equal installments over a period of 12 months, consistent with the normal payroll practices of the Company; (iii) if such termination occurs during the Protected Period, an additional amount equal to one times Mr. Garner’s base salary plus target annual bonus for the year of termination; (iv) to the extent permitted by applicable law, monthly payments of a portion (equal to the percentage of Mr. Garner’s health care premium costs covered by the Company as of the date of termination) of Mr. Garner’s monthly COBRA premium costs for 12 months following the termination date (18 months if termination occurs during the Protected Period); (v) accelerated vesting of all outstanding equity awards granted prior to 2015; and (vi) outplacement services for 12 months following the termination date, up to $25,000.

In consideration for the payments and benefits provided under the Garner Agreement, Mr. Garner is subject to certain restrictive covenants, including non-solicitation, non-hire, non-interference and non-competition obligations that apply during and for 24 months following termination of employment.

Appointment of Mr. Anthony Colaluca to Executive Vice President and Chief Financial Officer

On February 17, 2015, in connection with the promotion of Mr. Garner, the Board of Directors of the Company appointed Mr. Anthony Colaluca, age 48, to serve as the Company’s Executive Vice President and Chief Financial Officer, effective immediately. Mr. Colaluca will report directly to Mr. Wise and oversee the Company’s finance and accounting operations. Immediately prior to joining MedAssets, Mr. Colaluca was managing member of Colaluca Business Advisors, providing business and financial consulting advisory services. From 2005 to 2010, Mr. Colaluca served as Chief Financial Officer for Intergraph Corporation, a global provider of engineering and geospatial software with offices in 60 countries. Prior to joining Intergraph, he served as CFO for Harland Financial Solutions, Inc., a software division of John H. Harland Company. Previously, Mr. Colaluca also served as CFO for Solution 6 North America, and CFO for Computer Management Sciences Inc., a NASDAQ-traded company that was later acquired by Computer Associates. Early in his career, he gained extensive experience in public accounting as a senior manager with KPMG LLP. Mr. Colaluca received a Bachelor of Science degree in Accounting and Business Administration from State University of New York at Albany, and was also a Certified Public Accountant. There are no family relationships between Mr. Colaluca and any of the Company’s directors or executive officers, and there is no arrangement or understanding between Mr. Colaluca or any other person and the Company or any of its subsidiaries pursuant to which he was appointed as an officer of the Company. There are no transactions between Mr. Colaluca or any of his immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with Mr. Colaluca’s appointment, the Company entered into an employment agreement (the “Colaluca Agreement”) with Mr. Colaluca. The Colaluca Agreement contains an initial two-year term commencing on March 17, 2015 with an automatic one-year extension each year thereafter unless either party provides written notice to the other of its intention not to renew the Colaluca Agreement at least 180 days prior to the expiration of the then-current term. The Colaluca Agreement provides that Mr. Colaluca will receive a base salary of not less than $400,000 per year, subject to increase based on the annual review of the Compensation Committee.

Mr. Colaluca will be eligible to receive an annual incentive bonus award (pro-rated for 2015), with target payment equal to 75% of base salary, with the actual annual bonus payable based on achievement of Company and individual performance objectives, as determined by the Compensation Committee. Mr. Colaluca will also be eligible to receive annual equity incentive grants under the Company’s equity plans and, for the 2015 fiscal year, will receive an equity award with an aggregate target value of 200% of base salary, prorated based on the number of days worked in that year and with no more than 75% of such award being subject to performance-based vesting conditions. Mr. Colaluca will receive an inducement equity grant consisting of restricted stock units with an aggregate value of $1 million, 50% of which will vest ratably over a three year period, and 50% of which will be eligible to vest on December 31, 2017 based on achievement of certain annualized revenue growth goals over the period commencing on January 1, 2016 and ending on December 31, 2017. If Mr. Colaluca’s employment is terminated by the Company without “cause” (as defined in the Colaluca Agreement) or by Mr. Colaluca for “good reason” (as defined in the Colaluca Agreement), in each case, during the Protected Period, (x) the portion of the inducement grant subject to time-based vesting will vest in full and (y) the portion of the inducement grant subject to performance-based vesting will vest on a pro-rata basis (at the target level of performance). If the acquiror does not assume the inducement award, the inducement grant will fully vest (with performance awards vesting at the target level of performance).

Pursuant to the Colaluca Agreement, if Mr. Colaluca terminates his employment with the Company for “good reason” (as defined in the Colaluca Agreement), or if his employment is terminated by the Company without “cause” (as defined in the Colaluca Agreement), subject to his execution and non-revocation of a release of claims and his compliance with applicable restrictive covenants, he will be entitled to receive severance benefits, including: (i) a lump sum pro-rata annual bonus payment in respect of the year of his termination, determined based on actual performance (unless such termination occurs during the Protected Period, in which case the pro-rata annual bonus payment shall be determined assuming target level of performance was achieved); (ii) an amount equal to the sum of one times Mr. Colaluca’s base salary plus target annual bonus, paid in substantially equal installments over a period of 12 months, consistent with the normal payroll practices of the Company; (iii) if such termination occurs during the Protected Period, an additional amount equal to one times Mr. Colaluca’s base salary plus target annual bonus for the year of termination; (iv) to the extent permitted by applicable law, monthly payments of a portion (equal to the percentage of Mr. Colaluca’s health care premium costs covered by the Company as of the date of termination) of Mr. Colaluca’s monthly COBRA premium costs for 12 months following the termination date (18 months if termination occurs during the Protected Period); and (v) outplacement services for 12 months following the termination date, up to $25,000.

In consideration for the payments and benefits provided under the Colaluca Agreement, Mr. Colaluca is subject to certain restrictive covenants, including non-solicitation, non-hire, non-interference and non-competition obligations that apply during and for 24 months following termination of employment.

The descriptions of the Garner Agreement and the Colaluca Agreement contained herein do not purport to be complete and are qualified in their entirety by reference to the Garner Agreement and the Colaluca Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

A copy of the press release issued by the Company announcing the promotion of Mr. Garner and the appointment of Mr. Colaluca is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated March 17, 2015, between the Company and Charles Garner.

10.2	Employment Agreement, dated March 17, 2015, between the Company and Anthony Colaluca.

99.1	Press Release, dated March 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAssets, Inc.

March 17, 2015	By:	/s/ Jonathan H. Glenn
		Name:	Jonathan H. Glenn
		Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated March 17, 2015, between the Company and Charles Garner.

10.2	Employment Agreement, dated March 17, 2015, between the Company and Anthony Colaluca.

99.1	Press Release, dated March 17, 2015.